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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  February 7, 2001
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                        Commission File number: 0-19861

                       IMPERIAL CREDIT INDUSTRIES, INC.

                 CALIFORNIA                             95-4054791
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       (State or other jurisdiction of                (IRS Employer
       incorporation or organization)             Identification Number)

               23550 Hawthorne Boulevard, Building 1, Suite 110
                          Torrance, California 90505
                                (310) 373-1704


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Item 5. Other Events.

     Imperial Credit Industries, Inc. ("ICII") has reached an agreement in principle with a majority in interest of the Company's debt holders relating to a proposed restructuring of ICII's outstanding senior indebtedness and the issuance of new equity and debt securities. Under the proposal, ICII would issue $16.2 million of senior secured debt with warrants to purchase 20 million shares of ICII common stock which will become exercisable following completion of the remainder of the transaction. ICII also would make an exchange offer for all of its senior notes and remarketed redeemable par securities ("ROPES") in exchange for new notes at a very significant discount to the face value of its senior notes and ROPES securities, shares of ICII stock and warrants to purchase additional common stock of ICII. In addition, ICII would privately place to accredited investors 8 million shares of common stock.

     ICII's total capital could increase substantially as a result of both the initial $26 million cash investment and the reduction of debt, based on the success of the exchange offer. In addition, the bondholder investors and ICII intend to work to provide additional financing of $15 million or more to be completed later in the year as necessary. The net proceeds of the recapitalization transaction will be used to increase the capital of Southern Pacific Bank, ICII's principal subsidiary. The transactions, which are subject to definitive documentation and final ICII Board approval, as well as investor due diligence, are anticipated to close by the end of the first quarter or shortly thereafter.

     H. Wayne Snavely, ICII's Chairman, President and Chief Executive Officer, said:

     "The proposed restructuring supported by a majority in interest of our bondholders will raise approximately $26 million in cash before expenses that will be invested in our bank subsidiary. The additional capital will assist Southern Pacific Bank in meeting its requirements under our agreements with the Bank's regulators and allow the Bank to continue to support its core businesses."

     The common stock proposed to be sold will not be registered under the Securities Act of 1933 and may not be resold by the purchasers thereof absent registration or the availability of an applicable exemption from registration under that Act.

     This Press Release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "may," "will," "intend," "should," "expect," "anticipate," "estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of various factors, including investor due diligence, the results of negotiations with investors, the timing of final documentation and those set forth in ICII's Registration Statements, ICII's Form 8-K dated May 17, 1999, and ICII's other Form 8-K, Form 10-Q and Form 10-K filings with the Securities and Exchange Commission.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 8, 2000
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                             IMPERIAL CREDIT INDUSTRIES, INC.


                             By: /s/ Paul B. Lasiter
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                                 Senior Vice President and Controller